Exhibit 4.2

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING COMMON STOCK OF CENTRAL FEDERAL CORPORATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO CENTRAL FEDERAL CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

CENTRAL FEDERAL CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No. ____	_______, 2014

Void After Expiration under the Terms Herein

This Certifies That, for value received, ___________________________ or his, her or its assigns (“Holder”), is entitled to subscribe for and purchase from Central Federal Corporation, a Delaware corporation (the “Company”), during the Exercise Period (as defined below), ______ shares of common stock, $0.01 par value per share, of the Company (the “Shares”) at an exercise price of $1.85 per Share (the “Exercise Price”), subject to adjustment as provided herein.  This warrant (the “Warrant”) is being issued in connection with the Company’s offering to certain qualified accredited investors (as that term is defined under Rule 501(a) of Regulation D promulgated under the Act ) of up to a maximum of 480,000 shares of 6.25% Non-Cumulative Convertible Perpetual Preferred Stock of the Company (the “Series B Preferred Stock”) at a purchase price of $25.00 per share (the “Offering”) pursuant to the terms of the Company’s Confidential Private Placement Memorandum dated April 1, 2014 (the “PPM”).  As described in the PPM, each purchaser of the Series B Preferred Stock receives, at no additional charge, a Warrant to purchase a certain number of Shares. The Holder represents and warrants that the Holder has received and read the PPM.

1. Exercise of Warrant.

1.1Exercise Period.  As disclosed in the PPM, the rights represented by this Warrant may be exercised in whole or in part at any time until 5:00 p.m., Eastern Time, on July 15, 2019 (the “Exercise Period”).

1.2Procedure for Exercise.  In order to exercise this Warrant, the Holder must deliver the following to the Company at its address set forth below (or at such other address as it may designate by notice in writing to Holder):

(a) an executed Notice of Exercise in the form attached hereto;
(b) payment of the Exercise Price for each Share for which this Warrant is being exercised, in cash or by check; and
(c) this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Shares so purchased, registered in the name of Holder, shall be issued and delivered to Holder within a reasonable time after this Warrant shall have been so exercised.  In the event of the exercise of this Warrant to purchase fewer than all of the Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder a new warrant of like tenor for the balance of the Shares purchasable under this Warrant.

The person in whose name any certificate or certificates for Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such Shares on the date on which this Warrant was surrendered to the Company and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates.

1.3Limitation on Exercise and Voting.  Notwithstanding anything to the contrary contained herein, (a) this Warrant may not be exercised until after July 15, 2014 and (b) until the Company obtains Shareholder Approval (as defined herein), the Series B Preferred Stock and all Warrants issued by the Company in connection with the sale and issuance of the Series B Preferred Stock may not be converted or exercised, as applicable, for more than 19.9% of the total outstanding Shares of the Company or more than 19.9% of the total voting power of the Company’s securities immediately preceding the issuance of the Series B Preferred Stock and Warrants.  Until Shareholder Approval is obtained, no Holder will be permitted to exercise such Holder’s Warrants (and/or convert such Holder’s Series B Preferred Stock) with respect to more than such Holder’s pro rata amount (such amount being referred to as the “Maximum Exercise Amount”) of such total determined based upon such Holder’s percentage ownership of the aggregate number of Shares issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.  Upon the written request of a Holder, the Company shall confirm in writing to such Holder, within five business days, the Holder’s Maximum Exercise Amount.

Holders of Shares acquired upon the exercise of this Warrant shall be entitled to the same voting rights as each other holder of Shares except that such holders may not vote upon the proposal to be submitted by the Company to its stockholders in accordance with Rule 5635 of the listing rules of The NASDAQ Stock Market LLC, for the issuance of the Shares upon exercise of the Warrant and/or upon conversion of the Series B Preferred Stock (“Shareholder Approval”).

2. Covenants of the Company.

2.1Covenants as to Shares.  The Company covenants and agrees that all Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.  If, at any time during the Exercise Period, the number of authorized but unissued Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such action as may be necessary to increase its authorized but unissued Shares to such number as shall be sufficient for such purposes.

2.2Notices of Record Date.    In the event that the Company shall set a record date for the purpose of determining the holders of common shares of the Company who are entitled to receive any dividend or other distribution thereon, the Company shall mail to Holder a notice informing the Holder of such action and such record date, at least ten business days prior to such record date.

3. Representations, Warranties and Covenants of Holder.

3.1Acquisition of Shares for Own Account.  Holder represents and warrants that, upon exercise of this Warrant, the Holder shall purchase the Shares solely for Holder’s

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account for investment purposes only and not with a view to or for sale or distribution of such Shares or any part thereof.

3.2Warrant and Shares Are Not Registered.  Holder understands that this Warrant and the underlying Shares have not been registered under the Act or any state securities law.  Holder recognizes that this Warrant and such Shares must be held indefinitely unless they are subsequently registered under the Act and applicable state securities laws or an opinion of counsel, satisfactory to the Company, that such registration is not required is delivered to the Company.  Holder recognizes that the Company has no obligation to register this Warrant or the Shares.

4. Adjustment of Exercise Price and Number and Kind of Securities or Property Purchasable upon Exercise.  The number of Shares purchasable upon exercise of this Warrant  and the Exercise Price therefor are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised; provided,  however, that no such adjustment shall be made as a result of any such event if the terms of the Shares treat Holder as if Holder was a holder of the Shares as of the date of such event:

4.1 Adjustment for Stock Splits, Share Dividends, etc.  The Exercise Price and the number of Shares purchasable upon exercise of this Warrant shall each be proportionally adjusted to reflect any common stock dividend, subdivision, split, combination, reclassification, or other similar event affecting the number of outstanding shares of common stock of the Company; provided,  however, that notwithstanding anything to the contrary set forth herein, any adjustment to the Exercise Price to be made pursuant to this Section 4.1 shall be made to the extent (but only to the extent) that such adjustment would not cause or result in any Holder and its affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the Home Owners’ Loan Act of 1933, as amended, and Federal Reserve regulations (including Federal Reserve Regulation LL) to the extent applicable to the Company, voting securities which (assuming, for this purpose only, full conversion and/or exercise of all such securities) would represent 10% or more of any class of voting securities of the Company outstanding at such time; provided,  further,  however, that any adjustment (or portion thereof) prohibited pursuant to this Section 4.1 shall be postponed and implemented on the first date on which such implementation would not result in the condition described above in this Section 4.1.

4.2 Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the common shares of the Company that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1 above), or (ii) other property (other than cash dividends), then, and in each such case, the Company shall cause a notice to be mailed to each Holder at least ten days prior to such record date, which notice shall set forth in reasonable detail the terms and a description of such dividend or other distribution and the last date on which the Holder may exercise this Warrant in order to receive such dividend or other distribution.  The Company’s failure to give this notice or any defect therein shall not affect the validity of such dividend or other distribution.

4.3 Reorganization, Consolidation, Merger.  In case of any reorganization of the Company, or in case the Company shall consolidate with or merge into another entity or convey all or substantially all of its assets to another entity (such reorganization, consolidation, merger or conveyance being a “Change”), then, and in each such case, the Company shall cause a notice to be mailed to each Holder at least twenty days prior to the record date for determining eligible holders entitled to receive the securities or property to be distributed upon the consummation of such Change, which notice shall provide in reasonable detail the terms and a description of such Change and shall set forth the last date on which the Holder may exercise the Warrant in order to receive such securities or property.  The Company’s failure

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to give this notice or any defect therein shall not affect the validity of such Change.  If the notice is provided to Holders, Warrants not exercised in accordance with this Section 4.3 shall be cancelled and become null and void on the effective date of the Change.  The notice to be provided to the Holders shall also state that the Warrants shall be cancelled in the event the Warrants are not exercised in accordance with this Section 4.3.

4.4 Liquidation, Dissolution or Winding Up.  Notwithstanding any other provisions hereof, in the event of the liquidation, dissolution, or winding up of the affairs of the Company (other than in connection with a merger or conveyance of all or substantially all of its assets), the right to exercise this Warrant shall terminate and expire at the close of business on the last full business day before the earliest date fixed for the payment of any distributable amount on the shares of common stock of the Company.  The Company shall cause a notice to be mailed to each Holder at least twenty days prior to the applicable record date for such payment stating the date on which such liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected the holders of record of shares of common stock of the Company shall be entitled to exchange their shares for securities or other property or assets (including cash) deliverable upon such liquidation, dissolution or winding up, and that each Holder may exercise the Warrant pursuant to the terms of Section 1 hereof, during such twenty day period and, thereby, receive consideration on the same basis as other previously outstanding shares of common stock of the Company.  The Company’s failure to give notice required by this Section 4.4 or any defect therein shall not affect the validity of such liquidation, dissolution or winding up.

4.5 Notices; Notices of Adjustment.  When any adjustment is required to be made in the number or kind of securities or property purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify Holder of such event and of the number and kind of securities or property thereafter purchasable upon exercise of this Warrant.  The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment provided in this Section 4.

5. Fractional Shares.  No fractional Shares shall be issued upon the exercise of this Warrant or as a consequence of any adjustment pursuant hereto.  All Shares (including fractions) issuable upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional Share.  If, after aggregation, the exercise would result in the issuance of a fractional Share, the Company shall, in lieu of issuance of any fractional Share, round down the number of Shares to be issued upon such exercise, pay to the holder cash in an amount equal to such fraction multiplied by the closing price of the Common Stock on the NASDAQ Stock Market (or such successor securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation) on the most recent trading day immediately preceding the exercise of the Warrant.

6. No Shareholder Rights Prior to Exercise. This Warrant shall not entitle Holder to any voting rights or other rights as a shareholder of the Company.

7. Amendment and Waiver.  This Warrant may not be amended and the observance of any term may not be waived with respect to Holder without the written consent of Holder unless such amendment or waiver applies on its face to all holders of Warrants in the same manner.  Upon the effectuation of such amendment or waiver in conformance with this Section 7, the Company shall promptly give written notice thereof to holders of a Warrant who have not previously consented thereto in writing.

8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably 4 impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as such Warrant.  Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

9. Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  All such notices shall be sent to the Company at the address or facsimile number listed on the signature page of this Warrant, and to Holder at the address or facsimile number set forth in the Subscription Questionnaire for Central Federal Corporation, as completed and executed by Holder in connection with Holder’s subscription to the Series B Preferred Stock pursuant to the terms of the Offering, or at such other address as the Company or Holder may designate by ten days advance written notice to the other party hereto.

10. Acceptance. Receipt of this Warrant by Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

11. No Impairment.  Except and to the extent as waived or consented to by Holder in accordance with Section 7 hereof, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, deliberately avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under the Warrant by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

12. Governing Law.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

[signature page follows]

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Executed to be effective as of _________ __, 2014.

   Central Federal Corporation

By:________________________________

Title:_______________________________

Address:	7000 North High Street
Worthington, Ohio 43085
Facsimile: (614) ___-_____
Telephone: (614) 334-7979

Signature Page to Warrant to Purchase Common Stock of
Central Federal Corporation

NOTICE OF EXERCISE

TO:  Central Federal Corporation

(1)The undersigned hereby elects to purchase ________ shares of common stock, $0.01 par value per share (the “Shares”), of Central Federal Corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price (as defined in the Warrant) in full in cash or by check, together with all applicable transfer taxes, if any.

(2)Please issue a certificate or certificates representing said purchased Shares in the name of the undersigned as is specified below:

______________________________________________

(Name)

_____________________________________

_____________________________________

(Address)

(3)The undersigned represents that (i) the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition, has had access to and reviewed sufficient information about the Company (including, without limitation, reports and other public filings made by the Company with the United States Securities and Exchange Commission) to reach an informed and knowledgeable decision regarding the undersigned’s investment in the Company, has had the opportunity to ask representatives of the Company questions concerning the Company and the Shares and has had all of those questions answered to the complete satisfaction of the undersigned; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; and (iv) the undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or under any state securities laws by reason of exemptions from such registration, which exemptions depend upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because the Shares have not been registered, the Shares must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or the Company receives an opinion of counsel satisfactory to it that such registration is not required.

(Date)	(Signature)* (Print name)

*NOTE:  the signature must correspond with the name exactly as it appears in the first paragraph of the attached Warrant.